EXHIBIT 32

CERTIFICATIONS
PURSUANT TO 18 USC SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Mohammad Abu-Ghazaleh and Eduardo Bezerra, as Chief Executive Officer and Chief Financial Officer, respectively, of Fresh Del Monte Produce Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)
the accompanying Quarterly Report on Form 10-Q for the period ending June 28, 2019, as filed with the U.S. Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 30, 2019	By:	/s/ Mohammad Abu-Ghazaleh
		Name:	Mohammad Abu-Ghazaleh
		Title:	Chairman and Chief Executive Officer

Date:	July 30, 2019	By:	/s/ Eduardo Bezerra
		Name:	Eduardo Bezerra
		Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.